UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 9, 2011

APPLIED NATURAL GAS FUELS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-29735	88-0350286
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31111 Agoura Road, Suite 208
Westlake Village, CA 91361
(Address of principal executive offices) (Zip Code)

818-450-3650
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 1.02                      Termination of a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective as of February 9, 2011, Applied Natural Gas Fuels, Inc. (the “Company,” “we” or “us”) entered into a Multiple Advance Promissory Note (and related Accounts Receivable Security Agreement) with First Community Financial (“FCF”), a division of Pacific Western Bank (the “FCF Note”). The FCF Note is a revolving credit facility (the “Facility”) in the principal amount of up to $2,500,000 which accrues interest annually at a rate equal to the greater of 8.00% per annum or the sum of 4.75% per annum plus the prime rate announced by JP Morgan Chase Bank from time to time.  The FCF Note is secured by a senior secured interest in our accounts receivable and inventory and provides for advances of up to 85% of eligible accounts receivable.

The terms of the Facility are subject to a financial covenant requiring us to maintain a net worth of at least  $8,000,000, and certain operational covenants that may limit the amount otherwise available to us under the Facility if specified conditions constituting a “Material Impairment” occur, including, among others, a material reduction in the value of the collateral or rate of collections, the use by the Company of substantial cash flow other than in its core business or if the Company incurs losses from operations that exceed designated levels.

The Facility has a term of two (2) years and will automatically renew from year to year unless we or FCF gives the other at least thirty (30) days notice of termination prior to the anniversary date of the Accounts Receivable Security Agreement. The FCF Note matures (unless renewed) on the earlier of demand or February 8, 2013.

The co-borrowers under the Facility include: New Earth LNG, LLC; Arizona LNG, LLC.; Applied LNG Technologies, LLC.; and Fleet Star, Inc. As co-borrowers the accounts receivable of each are eligible for inclusion in the borrowing base, and all co-borrowers will be responsible for repayment of the FCF Note.

Certain of the proceeds made available through the Facility have been used by us to fully retire the outstanding Fifth Amended and Restated Revolving Credit Loan Note (and related Security Agreement) of Greenfield Commercial Credit, LLC.

The descriptions of the Accounts Receivable Security Agreement and FCF Note are qualified in their entirety by reference to the full text of such agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

 Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Form of Accounts Receivable Security Agreement, dated as of February 8, 2011, by and among Applied Natural Gas Fuels, Inc., New Earth LNG, LLC, Arizona LNG, L.L.C., Applied LNG Technologies, L.L.C. and Fleet Star, Inc., and First Community Financial, a division of Pacific Western Bank.

10.2
Form of Multiple Advance Promissory Note, dated as of February 8, 2011, by Applied Natural Gas Fuels, Inc., New Earth LNG, LLC, Arizona LNG, L.L.C., Applied LNG Technologies, L.L.C., and Fleet Star, Inc., in favor of First Community Financial, a division of Pacific Western Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Natural Gas Fuels, Inc.

Date: February 17, 2011	By:	/s/ Cem Hacioglu
Cem Hacioglu
Chief Executive Officer